FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Shareholders
       Global Tech. Inc.
       Surrey, B.C., Canada

I have audited the accompanying balance sheet of Global Tech, Inc. as of December 31, 2006 and 2005 and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly, in all material respects, the financial position of Global Tech, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for years then ended, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and has not yet commenced operations. This raises substantive doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/s/ John Kinross-Kennedy Certified Public Accountant Irvine, California October 26, 2007

GLOBAL TECH, INC. (A Development Stage Company) Balance Sheet as at December 31,

	2006	2005
ASSETS
Current Assets	$ -	$ -

Property and Equipment
CCETS Train	34,524	34,524
Patent	110,000	110,000
	144,524	144,524
Accumulated Depreciation	21,608	17,292
	122,916	127,232
TOTAL ASSETS	$ 122,916	$ 127,232

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Bank Overdraft	$ 49	$ 35
Total Current Liabilities	49	35

Non Current Assets
Loans from Officer	17,258	17,258
Total Non Current Assets	17,258	17,258

TOTAL LIABILITIES	17,307	17,293

Shareholders' Equity (Deficit)
Common Stock, no par value; authorized 25,000 shares issued and outstanding 0 shares	-	-
Subscriptions received	148,054	148,054
Additional Paid-In Capital	232	232
Deficit accumulated during the development stage	(42,677)	(38,347)

TOTAL SHAREHOLDERS' EQUITY	105,609	109,939

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 122,916	$ 127,232

GLOBAL TECH, INC.
(A Development Stage Company)
Statement of Operations For the year ended December 31,

			For the Period
			of Inception
			from November 16,
			1999, through
	2006	2005	31-Dec-06
			(Audited)
Revenue	$ -	$ -	$ -

Cost of Sales	-	-	-

Operating Income

General and Administrative Expenses:
Professional Fees	-	-	7,153
Depreciation	4,316	4,316	21,608
Other General and Administrative Expenses	14	79	13,906
Total General and Administrative Expenses	4,330	4,395	42,667

Net Loss	$ (4,330)	$ (4,395)	$ (42,667)

Loss Per Common Share:
Basic and Diluted	$ -	$ -

Weighted Average Shares Outstanding,
Basic and Diluted:	-	$ -

GLOBAL TECH, INC. (A Development Stage Company) Statement of Cash Flows For the year ended December 31,

			For the Period
			of Inception
			from November 16,
			1999, through
			31-Dec-06
	2006	2005	(Audited)
Cash flows from operating activities:
Net (Loss)	$ (4,330)	$ (4,395)	$ (42,677)
Adjustments to reconcile net loss to
net cash used by operating activities:
Non-cash depreciation	4,316	4,316	21,608
Change in operating assets and liabilities:	-	-	-
Net cash (used by) operating activities	(14)	(79)	(21,069)

Cash flows from investing activities
Acquistion of patent			(110,000)
Acquisition of equipment			(34,524)
Net cash (used by) investing activities	-	-	(144,524)

Cash flows from financing activities:
Common stock issued for cash			148,054
Advances from Shareholder			17,258
Other contributions of capital			232
Net cash (used) provided by financing activities	-	-	165,544

Net increase (decrease) in cash	(14)	(79)	(49)

Cash, beginning of the period	(35)	44	-

Cash, end of the period	$ (49)	$ (35)	$ (49)

Supplemental cash flow disclosure:
Interest paid	$ -		$ -
Taxes paid	$ -		$ -

GLOBAL TECH, INC.
(A Development Stage Company)
Statement of Shareholders' Equity (Audited)

				Deficit
				Accumulated	Total
	Common Stock		Additional	during the	Shareholders'
	Number of	Subscriptions	Paid-In	Development	Equity
	Shares	Received	Capital	Stage	(Deficit)
Inception, November 16, 1999	-	$ -	$ -	$ -	$ -
Subscriptions received during the period		20,379			20,379
Balances, December 31, 1999	-	20,379		-	20,379

Cash contributed from Global Tech bank account			232		232
Subscriptions received during the year		115,116			115,116
Net loss for year ended December 31, 2000				(2,672)	(2,672)
Balances, December 31, 2000	$ -	$ 135,495	$ 232	$ (2,672)	$ 133,055

Subscriptions received during the year		$ 1,888			$ 1,888
Net loss for year ended December 31, 2001				(5,126)	(5,126)
Balances, December 31, 2001	-	137,383	232	(7,798)	129,817

Subscriptions received during the year		7,630			7,630
Net loss for year ended December 31, 2002				(11,544)	(11,544)
Balances, December 31, 2002	-	145,013	232	(19,342)	125,903

Subscriptions received during the year		1,428			1,428
Net loss for year ended December 31, 2003				(6,149)	(6,149)
Balances, December 31, 2003	-	146,441	232	(25,491)	121,182

Subscriptions received during the year		1,613			1,613
Net loss for year ended December 31, 2004				(8,461)	(8,461)
Balances, December 31, 2004	-	148,054	232	(33,952)	114,334

Net loss for year ended December 31, 2005				(4,395)	(4,395)
Balances, December 31, 2005	-	148,054	232	(38,347)	109,939

Net loss for year ended December 31, 2006				(4,330)	(4,330)

Balances, December 31, 2006	-	148,054	232	(42,677)	105,609

Global Tech, Inc. (A Developmental Stage Company) Notes to Financial Statements December 31, 2006

1.	Organization

Global Tech, Inc. was incorporated under the laws of the State of Nevada November 19, 1999. The company began raising capital in December, 1999 to develop technology for water purification. The Company obtained a patent and related water purification equipment in 2002. The Company has been perfecting the technology toward a product capable of being manufactured. The company changed its name to Purio Environmental Water Source, Inc. July 9, 2007.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation.

The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company generated a deferred tax credit through net operating loss carryforward. However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined as follows.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plans to market a water purification device described in the initial paragraph, in order to eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classifications or liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, with limited operating revenues during the periods presented, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7. SFAS. No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things. Management has defined inception as November 19, 1999. Since inception, the Company has incurred an operating loss of $42,677. The Company’s working capital has been generated through the sales of common stock. Management has provided financial data since November 19, 1999, “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with SFAS 128, Earnings Per Share for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The Company has no potentially dilutive securities outstanding as of December 31, 2006 and 2005. Capital stock has not yet been issued as of December 31, 2006, therefore earnings per share is not presented.

3. Patent

The patent is United States Patent 5904855 granted May 18, 1999 for a “Closed Chemically Advanced Treatment System”. The patent was obtained by retention of collateral in 2002 and was recorded at the cost of secured debt extinguished. The invention described in the patent is used by the Company in the water purification equipment which is under development. The patent is not in use to protect marketed products and is therefore not amortized. There has been no change in circumstances that would warrant an evaluation of impairment under SFAS 121.

4. Capital Structure

During the period from inception through December 31, 2006, the Company received cash subscriptions for common stock, but has not yet issued stock. Subscriptions received during each period/year since inception:

Period ended December 31,
1999	20,379
2000	115,116
2001	1,888
2002	7,630
2003	1,428
2004	1,613
2005	-
2006	-
Total subscriptions received	148,054

Subscriptions received December 31, 2006, 2005	148,054

As of December 31, 2006 and 2005, the Company had authorized 25,000 of no par value common stock, of which 0 shares were issued and outstanding.

5.	Litigation

There are no significant legal proceedings against the Company with respect to matters arising in the ordinary course of business.

6.	Subsequent Events

The name of the Company was changed to Purio Environmental Water Source, Inc. on July 25, 2007.

The Board of Directors effected an amendment to the Articles of Incorporation on July 25, 2007 to increase the number of authorized Common shares to 75,000,000.